PROSPECTUS DATED MARCH 6, 2000                       PRICING SUPPLEMENT NO. 1 TO
PROSPECTUS SUPPLEMENT                       REGISTRATION STATEMENT NO. 333-30928
DATED MARCH 15, 2000                                              MARCH 15, 2000
                                                                  RULE 424(b)(3)

                       DONALDSON, LUFKIN & JENRETTE, INC.
                                MEDIUM-TERM NOTES
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

THE MEDIUM-TERM NOTES, AS FURTHER DESCRIBED BELOW AND IN THE PROSPECTUS SUPPLEMENT UNDER DESCRIPTION NOTES, WILL BEAR INTEREST FROM THE DATE OF ISSUANCE UNTIL THE PRINCIPAL AMOUNT THEREOF IS PAID OR MADE AVAILABLE FOR PAYMENT AT THE RATE SET FORTH BELOW.


Principal Amount:                  $ 60,000,000                Optional Conversion:              N / A

Price To Public:                       100.0000 %              Optional Repayment Date:          Non-Call / Life
Underwriting Discount:                    .2500 %
Proceeds To Issuer:                     99.7500 %              Business Day Jurisdiction:        New York

Settlement Date                    March 16, 2000              Initial Redemption                N / A
(Original Issue Date):                                         Percentage:

Specified Currency:                US Dollars                  Initial Redemption Date:          N / A

Authorized                               $1,000                Annual Redemption                 N / A
Denomination:                                                  Percentage Reduction:

Maturity Date:                     March 15, 2002              Book Entry Note or                B / E
                                                               Certificated Note:
Interest Rate:                     3 month USD Libor + 37
                                   basis points

First Coupon:                      $ 990,383.33

Interest Payment Dates:            Quarterly, 15th day of      Total Amount of OID:              N / A
                                   March, June, September
                                   and December or as
                                   modified

Interest Determination             2 business days prior to    Day Count:                        Act/360
Date:                              the Interest Payment
                                   Dates
                                                               CUSIP:                            25766CCA0

First Interest Date:               June 15, 2000

Paying Agent:                      The Chase Manhattan Bank

Settlement:                        DTC#: 443



CAPITALIZED TERMS NOT DEFINED ABOVE HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT.

               DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION